Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

Cawley, Gillespie & Associates, Inc.
PETROLEUM CONSULTANTS

9601 AMBERGLEN BLVD., SUITE 117	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1106	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817-336-2461	713-651-9944
FAX 512-233-2618	www.cgaus.com	FAX 713-651-9980

February 18, 2011

Magnum Hunter Resources Corporation
777 Post Oak Blvd, Suite 650
Houston, TX 77056

Gentlemen:

As independent petroleum consultants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-166756, 333-168161 and 333-169651) and in the Registration Statements on Form S-8 (Nos. 333-168802, 333-169814 and 333-171168) of Magnum Hunter Resources Corporation, and in each of the prospectuses, of information relating to our report setting forth the estimates of the oil and gas reserves and revenues from the oil and gas reserves of Magnum Hunter Resources Corporation as of December 31, 2010, and to the inclusion of our report, in the form and context in which it appears, in the Annual Report on Form 10-K and to all references to our firm included in the Annual Report.

Very truly yours,

/s/  W. Todd Brooker
W. Todd Brooker, P.E.
Vice President
Cawley Gillespie & Associates, Inc.
Texas Registered Engineering Firm (F-693)